Exhibit 99.1

[Freedonia Letterhead]

CONSENT OF THE FREEDONIA GROUP, INC.

We hereby consent to the references to our company’s name in the 2011 Annual Report on Form 10-K of U.S. Silica Holdings, Inc. (the “Company”) and the quotation by the Company in the 2011 Annual Report on Form 10-K from Table IV-4 from our report World Well Stimulation Materials, April 2011. We also hereby consent to the filing of this letter as an exhibit to the 2011 Annual Report on Form 10-K.

THE FREEDONIA GROUP, INC.

By:	/s/ CORINNE GANGLOFF
Name: Title:

March 20, 2012